EXHIBIT 32

LTC PROPERTIES, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of LTC Properties, Inc. (or Company) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (or Report), I, Andre C. Dimitriadis, Chairman of the Board and Chief Executive Officer of the Company, and I, Wendy L. Simpson, Vice Chairman of the Board and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANDRE C. DIMITRIADIS

Andre C. Dimitriadis
Chairman of the Board and Chief
Executive Officer

/s/ WENDY L. SIMPSON

Wendy L. Simpson
Vice Chairman of the Board and
Chief Financial Officer

Date: March 12, 2004

The foregoing certification is being furnished (but not filed) solely pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002.

85